Exhibit 99.1

 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2020

SIX MONTHS
- Net revenues of US$ $279.4 million -
- Operating income of US$ $70.4 million -
- OIBDA of US$ $91.7 million -

SECOND QUARTER
- Net revenues of US$ 135.5 million -
- Operating income of US$ 44.2 million -
- OIBDA of US$ 54.5 million -

HAMILTON, BERMUDA, July 21, 2020 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (Nasdaq/Prague Stock Exchange - CETV) today announced financial results for the three and six months ended June 30, 2020.

Year-to-date operational and financial highlights:

•	TV advertising revenues decreased 21% at actual rates and 17% at constant rates.

•	Carriage fees and subscription revenues increased 7% at actual rates and 11% at constant rates.

•	Costs charged in arriving at OIBDA decreased 14% at actual rates and 11% at constant rates.

•	The OIBDA margin declined less than 100 basis points to approximately 33%.

•	Cash generated from operating activities increased 11% at actual rates to US$ 155.0 million.

•	Unlevered free cash flow increased 8% at actual rates to US$ 157.1 million.

•	The net leverage ratio was 2.4x at the end of June, unchanged from the start of 2020.

•	We ended the period with cash of US$ 176.1 million and total liquidity available of US$ 251.1 million.

On October 27, 2019, we entered into a merger agreement with an affiliate of PPF Group N.V. ("PPF"). The closing of the proposed merger is subject to several conditions, including, but not limited to, the requisite vote of the Company’s shareholders in favor of the transaction and receipt of certain competition and other regulatory approvals. A special general meeting of shareholders of the Company was held on February 27, 2020, where more than 99% of the votes cast by shareholders were in favor of approving the merger agreement, the related statutory merger agreement and the merger transaction. In addition, regulatory approvals required under the merger agreement in Romania and Slovenia have been obtained. For additional information on the merger, please see the proxy statement of the Company related to the special general meeting of shareholders, filed with the SEC on January 10, 2020. PPF is currently expecting to file the required notification with the European Commission in the third quarter, and based on our anticipated timing of that, we expect the proposed merger to be completed prior to October 27, 2020.

Due to the pending proposed merger with PPF, we will not hold a conference call for investors in connection with the issuance of this earnings release.

In a joint statement, Michael Del Nin and Christoph Mainusch, Co-Chief Executive Officers, said, "Our businesses have demonstrated a remarkable degree of resilience since the COVID-19 pandemic began to impact operations in March. Despite the very challenging environment, we have maintained our high margins, and cash flow in the first half of 2020 has actually increased over last year. While the pandemic has had a negative impact on advertising markets across our region, much of the downturn occurred in April and May, with June results reflecting a significant improvement in spending patterns. Based on current bookings in July and August, spending appears to be returning to comparable levels seen in the same periods in 2019. Our financial position remains strong, and we will continue taking a proactive approach in responding to the uncertainty created by the pandemic."

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

Consolidated results for the three months ended June 30, 2020 and 2019 were:

(US$ 000's, except per share data)	For the Three Months Ended June 30,
(unaudited)	2020	2019	% Actual	% Lfl (1)
Net revenues	$135,545	$183,599	(26.2)%	(23.2)%
Operating income	44,174	60,462	(26.9)%	(23.8)%
Operating margin	32.6%	32.9%	(0.3) p.p.	(0.2) p.p.
OIBDA	54,509	73,342	(25.7)%	(22.5)%
OIBDA margin	40.2%	39.9%	0.3 p.p.	0.3 p.p.
Net income	31,102	44,078	(29.4)%	(26.2)%
Net income attributable to CME per share - basic	0.08	0.12	(29.3)%	(26.0)%
Net income attributable to CME per share - diluted	$0.08	$0.12	(29.2)%	(26.0)%

Consolidated results for the six months ended June 30, 2020 and 2019 were:

(US$ 000's, except per share data)	For the Six Months Ended June 30,
(unaudited)	2020	2019	% Actual	% Lfl (1)
Net revenues	$279,361	$330,158	(15.4)%	(12.1)%
Operating income	70,371	88,099	(20.1)%	(16.5)%
Operating margin	25.2%	26.7%	(1.5) p.p.	(1.3) p.p.
OIBDA	91,680	111,399	(17.7)%	(14.1)%
OIBDA margin	32.8%	33.7%	(0.9) p.p.	(0.8) p.p.
Net income	40,072	55,829	(28.2)%	(24.5)%
Net income attributable to CME per share - basic	0.11	0.15	(28.0)%	(24.2)%
Net income attributable to CME per share - diluted	$0.11	$0.15	(28.0)%	(24.3)%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors" in our Quarterly Report on Form 10-Q for the period ended June 30, 2020 as well as the following: the effect of the ongoing COVID-19 pandemic and actions taken by governmental authorities in response to the pandemic; the effect of the proposed merger on our business; the risks that the closing conditions to the proposed merger may not be satisfied or that necessary governmental approvals are not obtained or are obtained with conditions; the impact of any failure to complete the proposed merger on our business; the effect of changes in global and regional economic conditions; the effect of the quantitative easing programs and the stability mechanism implemented by the European Central Bank on our business; the economic, political and monetary impacts of Brexit; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; our ability to refinance our existing indebtedness; the extent to which our debt service obligations and covenants may restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended June 30, 2020. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended June 30, 2020, which was filed with the Securities and Exchange Commission on July 21, 2020.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in five Central and Eastern European markets with an aggregate population of approximately 45 million people. CME's operations broadcast 30 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International and PRO TV Chisinau), the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto) and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the Nasdaq Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

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For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended June 30,
	2020	2019
Net revenues	$135,545	$183,599
Operating expenses:
Content costs	43,693	70,356
Other operating costs	12,549	13,806
Depreciation of property, plant and equipment	7,972	8,154
Amortization of broadcast licenses and other intangibles	2,110	2,113
Cost of revenues	66,324	94,429
Selling, general and administrative expenses	25,047	28,708
Operating income	44,174	60,462
Interest expense	(5,754)	(7,735)
Other non-operating income, net	328	2,237
Income before tax	38,748	54,964
Provision for income taxes	(7,646)	(10,886)
Net income	31,102	44,078
Net loss / (income) attributable to noncontrolling interests	77	(119)
Net income attributable to CME Ltd.	$31,179	$43,959

PER SHARE DATA:
Net income per share:
Attributable to CME Ltd. — basic	0.08	0.12
Attributable to CME Ltd. — diluted	$0.08	$0.12

Weighted average common shares used in computing per share amounts (000's):
Basic	265,649	264,570
Diluted	266,776	265,932

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Six Months Ended June 30,
	2020	2019
Net revenues	$279,361	$330,158
Operating expenses:
Content costs	108,725	140,716
Other operating costs	26,196	27,054
Depreciation of property, plant and equipment	15,899	16,380
Amortization of broadcast licenses and other intangibles	4,277	4,307
Cost of revenues	155,097	188,457
Selling, general and administrative expenses	53,893	53,602
Operating income	70,371	88,099
Interest expense	(12,349)	(15,977)
Other non-operating expense, net	(5,808)	(860)
Income before tax	52,214	71,262
Provision for income taxes	(12,142)	(15,433)
Net income	40,072	55,829
Net loss / (income) attributable to noncontrolling interests	148	(112)
Net income attributable to CME Ltd.	$40,220	$55,717

PER SHARE DATA:
Net income per share:
Attributable to CME Ltd. — basic	$0.11	$0.15
Attributable to CME Ltd. — diluted	0.11	0.15

Weighted average common shares used in computing per share amounts (000's):
Basic	265,342	264,385
Diluted	266,790	265,628

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$176,094	$36,621
Other current assets	164,801	313,359
Total current assets	340,895	349,980
Property, plant and equipment, net	102,378	113,901
Goodwill and other intangible assets, net	998,348	961,814
Other non-current assets	20,921	22,167
Total assets	$1,462,542	$1,447,862

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$130,913	$135,650
Current portion of long-term debt and other financing arrangements	6,952	6,836
Other current liabilities	29,280	13,515
Total current liabilities	167,145	156,001
Long-term debt and other financing arrangements	597,124	600,273
Other non-current liabilities	80,076	80,000
Total liabilities	$844,345	$836,274

Series B Convertible Redeemable Preferred Stock	$269,370	$269,370

EQUITY
Common Stock	$20,364	$20,288
Additional paid-in capital	2,008,860	2,007,275
Accumulated deficit	(1,418,722)	(1,458,942)
Accumulated other comprehensive loss	(262,061)	(226,916)
Total CME Ltd. shareholders' equity	348,441	341,705
Noncontrolling interests	386	513
Total equity	348,827	342,218
Total liabilities and equity	$1,462,542	$1,447,862

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Six Months Ended June 30,
	2020	2019
Net cash generated from operating activities	$154,995	$140,280
Net cash used in investing activities	(8,658)	(8,266)
Net cash used in financing activities	(3,929)	(118,929)
Impact of exchange rate fluctuations on cash and cash equivalents	(2,935)	(477)
Net increase in cash and cash equivalents	$139,473	$12,608

Supplemental disclosure of cash flow information:
Cash paid for interest (including guarantee fees)	$10,507	$14,017
Cash paid for income taxes, net of refunds	$8,427	$11,348

Segment Data
We manage our business on a geographical basis, with five reporting segments: Bulgaria, the Czech Republic, Romania, the Slovak Republic and Slovenia. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. Intersegment revenues and profits have been eliminated in consolidation.
Below are tables showing our net revenues and OIBDA by segment for the three and six months ended June 30, 2020 and 2019:

(US$ 000's)	For the Three Months Ended June 30,				For the Six Months Ended June 30,
(unaudited)	2020	2019	% Act	% Lfl (1)	2020	2019	% Act	% Lfl (1)
Net revenues
Bulgaria	$15,276	$22,607	(32.4)%	(31.2)%	$32,231	$41,900	(23.1)%	(21.1)%
Czech Republic	45,886	64,379	(28.7)%	(23.7)%	95,101	114,695	(17.1)%	(12.5)%
Romania	37,197	48,362	(23.1)%	(20.3)%	76,712	87,172	(12.0)%	(8.4)%
Slovak Republic	21,085	27,313	(22.8)%	(21.4)%	43,244	48,645	(11.1)%	(8.9)%
Slovenia	17,094	22,276	(23.3)%	(21.9)%	33,828	40,126	(15.7)%	(13.6)%
Intersegment revenues	(993)	(1,338)	NM (2)	NM (2)	(1,755)	(2,380)	NM (2)	NM (2)
Total net revenues	$135,545	$183,599	(26.2)%	(23.2)%	$279,361	$330,158	(15.4)%	(12.1)%

(US$ 000's)	For the Three Months Ended June 30,				For the Six Months Ended June 30,
(unaudited)	2020	2019	% Act	% Lfl (1)	2020	2019	% Act	% Lfl (1)
OIBDA
Bulgaria	$4,462	$7,888	(43.4)%	(42.5)%	$9,280	$14,009	(33.8)%	(32.2)%
Czech Republic	20,870	32,293	(35.4)%	(30.9)%	36,820	47,240	(22.1)%	(17.3)%
Romania	18,769	25,243	(25.6)%	(22.9)%	33,833	42,776	(20.9)%	(17.7)%
Slovak Republic	8,836	8,555	3.3%	5.1%	12,781	10,284	24.3%	26.8%
Slovenia	7,149	6,213	15.1%	17.2%	12,011	11,144	7.8%	10.5%
Elimination	9	(24)	NM (2)	NM (2)	6	24	NM (2)	NM (2)
Total Operating Segments	60,095	80,168	(25.0)%	(21.8)%	104,731	125,477	(16.5)%	(12.9)%
Corporate	(5,586)	(6,826)	18.2%	13.6%	(13,051)	(14,078)	7.3%	3.3%
Total OIBDA	$54,509	$73,342	(25.7)%	(22.5)%	$91,680	$111,399	(17.7)%	(14.1)%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-Chief Executive Officers when evaluating our performance. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following a repricing of our Guarantee Fees in March 2017 and April 2018, we pay interest and related Guarantee Fees on our outstanding indebtedness in cash. In addition to this obligation to pay Guarantee Fees in cash, we expect to use cash generated by the business to pay certain Guarantee Fees that were previously paid in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-Chief Executive Officers when evaluating performance. For additional information regarding our business segments, see Item 1, Note 18, "Segment Data" in our Form 10-Q.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s functional currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual percentage movements (“% Act”), which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”) on a constant currency basis. The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

(US$ 000's)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited)	2020	2019	2020	2019
Operating income	$44,174	$60,462	$70,371	$88,099
Depreciation of property, plant and equipment	7,972	8,154	15,899	16,380
Amortization of intangible assets	2,110	2,113	4,277	4,307
Other (1)	253	2,613	1,133	2,613
Total OIBDA	$54,509	$73,342	$91,680	$111,399

(US$ 000's)	For the Six Months Ended June 30,
(unaudited)	2020	2019
Net cash generated from operating activities	$154,995	$140,280
Capital expenditures, net of proceeds from disposals	(8,658)	(8,266)
Other (1)	291	—
Free cash flow	146,628	132,014
Cash paid for interest (including guarantee fees)	10,507	14,017
Unlevered free cash flow from operating activities	$157,135	$146,031
(1) Other items reflects costs related to the proposed merger.